Exhibit 99.1

MCME Carrell Completes Acquisition of City Office REIT

NEW YORK — January 9, 2026 — A joint venture between Elliott Investment Management L.P. (together with its affiliates, “Elliott”) and Morning Calm Management, LLC (collectively, “MCME Carell”) announced today that MCME Carrell has completed its previously announced acquisition of City Office REIT, Inc. (NYSE: CIO) (“City Office REIT” or “CIO”) for $7.00 per share of common stock. As a result of the transaction, CIO’s common stock will no longer be listed on any public market.

James Farrar, City Office REIT’s Chief Executive Officer, said “Today’s closing concludes the delivery of immediate and significant value to CIO’s shareholders as a result of the acquisition. This outcome, with over 98% of voting stockholders supporting the acquisition, reinforces the merits of the transaction and speaks to the hard work our team has done throughout this process.”

Mukang Cho, Chief Executive Officer of Morning Calm Management, LLC, commented “We are pleased to have completed this transaction and are excited to have commenced our work to create value within this portfolio. This investment furthers our partnership with Elliott to pursue opportunities in the US commercial real estate space and underscores our partnership’s continued belief in the recovery of the office sector. We expect to continue to invest in high-quality commercial real estate assets where we see value resulting from the dislocation of the broader sector.”

Advisors

Raymond James & Associates, Inc. and Jones Lang LaSalle Securities, LLC acted as City Office REIT’s exclusive financial advisors. DLA Piper LLP (US) served as City Office REIT’s special M&A legal counsel, and Hogan Lovells US LLP served as City Office REIT’s corporate legal counsel. Eastdil Secured acted as the MCME Carell’s financial advisor, and Gibson Dunn & Crutcher LLP served as its legal counsel.

About MCME Carell

MCME Carell is an affiliate of Elliott Investment Management L.P. and Morning Calm Management, LLC. Elliott Investment Management L.P. (together with its affiliates, “Elliott”) is a multi-strategy investment manager and one of the oldest funds of its kind under continuous management. As of June 20, 2025, Elliott manages approximately $76.1 billion in assets. Morning Calm Management, LLC is an investment and management firm with a focus on special situation investing and commercial real estate credit. The firm owns approximately 11 million square feet of commercial real estate on behalf of institutional and private capital and manages a series of investment strategies across the real estate capital structure.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions.

There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed Merger, will be those anticipated by the Company. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements set forth in this press release: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement contemplating the Merger (the “Merger Agreement”) or the pending Pima Center disposition; the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the Merger Agreement; the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including meeting the closing conditions more fully described in the Merger Agreement; risks that the proposed Merger disrupts current plans and operations of the Company; potential difficulties in employee retention as a result of the proposed Merger; legislative, regulatory and economic developments; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger and the pending Pima Center disposition on the Company’s relationships with tenants, operating results and business generally, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in the Company’s news releases and filings with the SEC, including but not limited to those described in the Form 10-K under the heading “Risk Factors” and in the Company’s subsequent reports filed with the SEC, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what it may have expressed or implied by these forward-looking statements. The Company cautions that you should not place undue reliance on any of its forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Contacts

Mittie Rooney

+1-301-602-8709

mrooney@rubenstein.com

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